Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-221616, No. 333-239223 and No. 333-258630 on Form S-8 of our reports dated March 1, 2022, relating to the financial statements of Zai Lab Limited and the effectiveness of Zai Lab Limited’s internal control over financial reporting, appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China

March 1, 2022